Exhibit 99.1

PRESS RELEASE

Autoliv Announces Dividend Increase

(Stockholm, Sweden, November 8, 2022) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that its quarterly dividend will be increased by 3% to 66 cents per share, from 64 cents, for the fourth quarter of 2022.

“Autoliv remains committed to creating value for shareholders and the Board of Directors is pleased to approve a higher dividend payout this quarter,” says Jan Carlson, Chairman of the Board of Directors.

“It is our ambition to consistently create competitive shareholder value through our purpose-led strategy and operations. As previously communicated, our balance sheet and positive cash flow trend allows for increased shareholder returns. Together with our share repurchase program, our quarterly dividends return substantial value to shareholders,” continued Mr. Carlson. “This is the second consecutive annual 3% increase since we re-instated our dividend in Q2 2021.”

The dividend will be payable on Friday, December 9, 2022 to Autoliv shareholders of record on the close of business on Tuesday, November 22. The ex-date will be Monday, November 21, for holders of common stock listed on the New York Stock Exchange (NYSE) as well as for holders of Swedish Depository Receipts (SDRs) listed on Nasdaq Stockholm.

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 1:50 PM CET on November 8, 2022.

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2021, our products saved close to 35,000 lives. Every year our products prevent more than 300,000 severe injuries.

Our more than 60,000 associates in 28 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2021 amounted to US $ 8.2 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20600 E-mail: gabriella.ekelund@autoliv.com